UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 18, 2023

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-13697	52-1604305
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd.

Calhoun, Georgia 30701

(Address of principal executive offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2023, Mohawk Industries, Inc., (the “Company”) completed the issuance and sale of $600,000,000 aggregate principal amount of its 5.850% Senior Notes due 2028 (the “Notes”) in a previously announced registered public offering. The offering of the Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-271495) filed with the Securities and Exchange Commission on April 28, 2023 and a preliminary prospectus supplement, dated September 11, 2023, and a prospectus supplement, dated September 11, 2023, related to the offering of the Notes, each as filed with the Securities and Exchange Commission.

The Notes are senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness.

The Notes were issued pursuant to an Indenture dated as of January 31, 2013 between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a Fourth Supplemental Indenture dated as of September 18, 2023 between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes will bear interest at a rate of 5.850% per annum until the principal amount is paid or made available for payment. Interest on the Notes is payable semi-annually in arrears on March 18 and September 18 of each year, commencing on March 18, 2024, and the Notes mature on September 18, 2028.

The Company may redeem some or all of the Notes, at its option, at any time and from time to time on the terms set forth in the Indenture. Additionally, the holders of the Notes have the right to require the Company to purchase all or a portion of their Notes upon certain changes in control of the Company, as defined in the Indenture.

The Indenture contains certain covenants that, among other things and subject to a number of exceptions and qualifications, limit the Company’s ability, and the ability of its subsidiaries, to create liens and to enter into sale and leaseback transactions and limit the Company’s ability to consolidate, merge or transfer all or substantially all of its assets. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

The foregoing summary is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and the global note, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The documents included as exhibits to this Current Report on Form 8-K are filed solely to provide information about their terms, are not intended to provide any factual or other information about the Company or the other parties to the agreements, and should not be relied upon by investors for any other purpose.

4.1	Indenture, dated as of January 31, 2013, by and between Mohawk Industries, Inc. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated January 31, 2013).

4.2	Fourth Supplemental Indenture, dated as of September 18, 2023, by and between Mohawk Industries, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

4.3	Form of 5.850% Senior Notes due 2028

5.1	Opinion of Alston & Bird LLP

23.1	Consent of Alston & Bird LLP (Included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

	By:	/s/ R. David Patton
R. David Patton
Date: September 18, 2023		Vice President–Business Strategy, General Counsel and Secretary

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